Exhibit 99.1

Date:	January 24, 2014
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street
Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP ACQUIRES A MONROE COUNTY, PA. BRANCH FACILITY,

DEPOSITS AND LOANS

Stroudsburg, Pennsylvania, January 24, 2014 — ESSA Bancorp, Inc. (NASDAQ Global MarketSM: ESSA), the holding company for ESSA Bank & Trust, a $1.36 billion asset institution providing a full range of retail, commercial financial services, and financial advisory and asset management capabilities, today announced that ESSA Bank & Trust completed its acquisition of a branch facility and customer deposits and loans from First National Community Bank (FNCB), the subsidiary of First National Community Bancorp, Inc.

ESSA Bank & Trust purchased the deposits, loans, and a branch facility located in Marshalls Creek, PA. Customer deposits and loans from FNCB’s Stroudsburg office have been transferred to ESSA’s Stroudsburg branch. ESSA Bank & Trust consolidated two of its branches located in Bushkill, PA and Marshalls Creek into the new facility located at 5120 Milford Road. The new Marshalls Creek branch will open for business as part of the ESSA branch network on Monday, January 27, 2014. The new branch will have combined deposits totaling more than $40 million.

Gary S. Olson, ESSA’s President and CEO, commented: “This acquisition has added to our retail deposit base in Monroe County, where we have the leading market share of retail deposits. The new Marshalls Creek branch is conveniently located, highly visible and attractive, and we anticipate ESSA will also improve efficiency through the consolidation of our two locations.”

About The Company

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $1.3 billion and is the leading service-oriented financial institution headquartered in Stroudsburg, Pennsylvania. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and following this transaction has 25 community offices throughout the Greater Pocono and Lehigh Valley areas in Pennsylvania. In addition to being one of the region’s largest mortgage lenders, ESSA Bank & Trust offers a full range of retail, commercial financial services, and financial advisory and asset management capabilities. ESSA Bancorp, Inc. stock trades on The NASDAQ Global MarketSM under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

END

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